Exhibit 10.9

CANADA GOOSE HOLDINGS INC.

PROMISSORY NOTE

Amount: C$63,576,003	Date: January 31, 2017

FOR VALUE RECEIVED, the undersigned, Canada Goose Holdings Inc. (the “Borrower”), incorporated under the laws of the province of British Columbia with its principal office and place of business at 250 Bowie Ave, Toronto, ON M6E 4Y2, PROMISES TO PAY to or to the order of DTR LLC (the “Lender”), at the Lender’s principal offices or such other place as the Lender may designate, the principal amount of $63,576,003 in lawful money of Canada, without interest.

The Borrower shall have the right and privilege of paying the whole or any portion of the principal amount of this Note from time to time remaining unpaid and outstanding at any time or times.

The recording by the Lender in its accounts of principal amounts owing by the Borrower and repayments shall, in the absence of manifest mathematical error, be prima facie evidence of the same; provided that the failure of the Lender to record the same shall not affect the obligation of the Borrower to pay such amounts to the Lender.

The Borrower and all endorsers of this Note waive presentment for payment and notice of non-payment and agree and consent to all extensions or renewals of this Note without notice.

This Note is governed by, and will be interpreted and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Borrower irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Vancouver, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF the Borrower has executed this Note.

CANADA GOOSE HOLDINGS INC.

By:	/s/ Ryan Cotton
Authorized Signing Officer

By:	/s/ Joshua Bekenstein
Authorized Signing Officer